AGREEMENT OF JOINT FILING
Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Date: March 19, 2010

Denbury Resources Inc.
By:	/s/ Phil Rykhoek
Phil Rykhoek, Chief Executive Officer

Denbury Encore Holdings Inc.
By:	/s/ Phil Rykhoek
Phil Rykhoek, Chief Executive Officer

Encore Partners LP Holdings LLC
By:	/s/ Phil Rykhoek
Phil Rykhoek, Chief Executive Officer

EAP Operating LLC
By:	/s/ Phil Rykhoek
Phil Rykhoek, Chief Executive Officer

EAP Properties, Inc.
By:	/s/ Phil Rykhoek
Phil Rykhoek, Chief Executive Officer

Encore Operating, L.P.
By:	EAP Operating, LLC, its general partner

By:	/s/ Phil Rykhoek
Phil Rykhoek, Chief Executive Officer